UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 5, 2017

MuleSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38031	20-5158650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Geary Street, Suite 400

San Francisco, California 94108

(Address of principal executive offices, including zip code)

(415) 229-2009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On December 5, 2017, the board of directors (the “Board”) of MuleSoft, Inc. (the “Company”) elected Marcus Ryu and Yvonne Wassenaar to serve as members of the Board. The Board appointed Mr. Ryu to the Compensation Committee of the Board and appointed Ms. Wassenaar to the Audit Committee of the Board. All such appointments were effective immediately. Mr. Ryu will serve in the class of directors whose term expires at the Annual Meeting of Stockholders to be held in 2018. Ms. Wassenaar will serve in the class of directors whose term expires at the Annual Meeting of Stockholders to be held in 2019.

Mr. Ryu co-founded Guidewire Software, Inc., a software provider for property and casualty insurance carriers, and has served as its President and Chief Executive Officer since August 2010. Mr. Ryu currently serves as a director of Guidewire and previously served as a director of Opower, Inc., a provider of customer engagement solutions for the utility industry, from August 2013 until its acquisition by Oracle, Inc. in June 2016. Mr. Ryu holds an AB in economics from Princeton University and a BPhil from New College, Oxford University.

Since June 2017, Ms. Wassenaar has served as the Chief Executive Officer and a director of Airware, Inc., an enterprise drone analytics company. From August 2014 until May 2017, Ms. Wassenaar served in various executive roles at New Relic, Inc., a software analytics company, most recently as Chief Information Officer. From May 2010 to July 2014, Ms. Wassenaar was with VMware, Inc., a subsidiary of Dell Technologies that provides cloud computing and platform virtualization software and services, where she served as Vice President to the Office of CXO and from March 2013 to July 2014 and as Vice President, Global Solutions & Enablement from March 2010 to February 2013. She currently serves as a director of Forrester Research, Inc., a market research company. Ms. Wassenaar holds a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of California, Los Angeles—The Anderson School of Management.

In accordance with the Company’s standard compensatory arrangement for non-employee directors, each of Mr. Ryu and Ms. Wassenaar will receive $30,000 per year in cash compensation for service as a member of the Board, and each was granted a restricted stock unit award having a value of $87,500 on the date of grant, which award will vest in full on the earlier to occur of: (i) the one year anniversary of the grant date, or (ii) the day prior to the Annual Meeting of Stockholders to be held in 2018, subject to continued service as a member of the Board through such vesting dates. Mr. Ryu will receive $5,000 per year in cash compensation for his services as a member of the Compensation Committee, and Ms. Wassenaar will receive $8,000 per year in cash compensation for her services as a member of the Audit Committee. The Company has entered into its standard form of indemnification agreement with each of Mr. Ryu and Ms. Wassenaar, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-216130) filed with the Securities and Exchange Commission on February 17, 2017.

There are no arrangements or understandings between either Mr. Ryu or Ms. Wassenaar and any other persons pursuant to which they were elected as a director.

Mr. Ryu is the Chief Executive Officer of Guidewire Software, Inc. (“Guidewire”), a customer of the Company. In the connection the purchases of software subscriptions to the Company’s Anypoint Platform, Guidewire made payments to the Company of $479,493 in the fiscal year ended December 31, 2016 and $388,307 year to date in 2017. These transactions were arms-length agreements entered into in the ordinary course of business.

Ms. Wassenaar is the former Chief Information Officer of New Relic, Inc. (“New Relic”), a vendor of the Company. In connection with purchases of software subscriptions to New Relic’s products, the Company made payments to New Relic of $123,742 in the fiscal year ended December 31, 2016 and $426,605 year to date in 2017. These transactions were arms-length agreements entered into in the ordinary course of business.

On December 6, 2017, the Company issued a press release announcing the election of Mr. Ryu and Ms. Wassenaar to the Board. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Form of Indemnification Agreement between the Company and its directors and executive officers

99.1	Press release issued by MuleSoft, Inc., dated December 6, 2016

*	Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 333-216130), filed with the Securities and Exchange Commission on February 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULESOFT, INC.

By:	/s/ Matt Langdon
Matt Langdon Chief Financial Officer

Date: December 6, 2017